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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to incorporation by reference in this Registration Statement of our report dated March 6, 2001, included in Echostar Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this Registration Statement.





Denver, Colorado

August 23, 2001





                                           /s/ Arthur Andersen, LLP